Exhibit 10.1

EXECUTION VERSION

Sterling Jewelers Receivables Master Note Trust,

Sterling Jewelers Inc.,

Sterling Jewelers Receivables Corp.,
as Transferor and Class B Noteholder

Deutsche Bank Trust Company Americas,
as Indenture Trustee,

Chariot Funding LLC,
as Class A Noteholder,
And
Jupiter Securitization Company LLC,
as Class A Noteholder,

TERMINATION AGREEMENT

Dated as of October 20, 2017

THIS TERMINATION AGREEMENT, dated as of October 20, 2017 (this “Termination Agreement”), among Sterling Jewelers Receivables Master Note Trust, a statutory trust organized and existing under the laws of Delaware (the “Issuer”), Sterling Jewelers Inc., a Delaware corporation (“SJI”), Sterling Jewelers Receivables Corp., a Delaware corporation, as transferor and Class B Noteholder (“SJRC”, and in its capacity as Class B Noteholder, the “Class B Noteholder”), Deutsche Bank Trust Company Americas, a banking corporation organized and existing under the laws of the State of New York, as indenture trustee (the “Indenture Trustee”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Chariot Funding LLC and Jupiter Securitization Company LLC, as Class A Noteholders (the “Class A Noteholders” and together with the Class B Noteholder, the “Noteholders”).

WITNESSETH THAT:

WHEREAS, SJRC, as transferor, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), entered into the Sterling Jewelers Receivables Master Note Trust Trust Agreement, dated as of October 18, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Trust Agreement”), pursuant to which the Issuer was created; and

WHEREAS, the Issuer, SJI and the Indenture Trustee are parties to the Series 2014-A Indenture Supplement, dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture Supplement”), to the Master Indenture, dated as of November 2, 2001, between the Issuer and the Indenture Trustee (as amended or otherwise modified from time to time in accordance with the terms thereof, the “Master Indenture”); and

WHEREAS, pursuant to the Indenture Supplement, the Issuer originally issued, and the Indenture Trustee originally authenticated and delivered, the Class A Notes to each of the Class A Noteholders and the Class B Note to SJRC and the Class A Notes and the Class B Note are the only Notes currently outstanding under the Master Indenture; and

WHEREAS, the Issuer and SJI entered into the Administration Agreement, dated as of November 2, 2001(as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Administration Agreement”); and

WHEREAS, SJI, as seller, and SJRC, as purchaser, entered into the Third Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Receivables Purchase Agreement”); and

WHEREAS, SJRC, as transferor, SJI, as servicer, and the Issuer entered into the Amended and Restated Transfer and Servicing Agreement, dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Transfer and Servicing Agreement”); and

WHEREAS, the Issuer, SJRC, as transferor, SJI, as servicer, each of the Class A Noteholders and the Administrative Agent entered into the Note Purchase Agreement, dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Note Purchase Agreement” and, together with the Trust Agreement, the Master Indenture, the Indenture Supplement, the Administration Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement, the “Applicable Documents”); and

WHEREAS, the Issuer, SJI, SJRC, as Class B Noteholder, the Administrative Agent and each of the Class A Noteholders wish to effect (i) the termination of all the Class A Notes and the Class B Notes in accordance with the terms and conditions hereof, (ii) the termination of each of the Note Purchase Agreement and the Indenture Supplement and (iii) the transfer of the Receivables (as defined in the Master Indenture) and all other assets of the Issuer to SJI;

NOW, THEREFORE, the parties hereto hereby agree as set forth below, as follows:

SECTION 1.          Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indenture Supplement or, if not defined therein, shall have the meanings specified in the Master Indenture or, if not defined therein, shall have the meanings specified in the Transfer and Servicing Agreement or, if not defined therein, shall have the meanings specified in the Receivables Purchase Agreement or, if not defined therein, shall have the meanings specified in the Note Purchase Agreement.

SECTION 2.          Termination.

(a)           The Issuer, each Noteholder, SJI, SJRC, the Administrative Agent and the Indenture Trustee (as to the Master Indenture and the Indenture Supplement) hereby agree that upon (i) receipt by each Class A Noteholder of the amount set forth with respect to such Class A Noteholder on Schedule I hereto as “Series 2014-A Noteholder Payoff Amount” (each such amount, a “Series 2014-A Noteholder Payoff Amount”) in immediately available funds by wire transfer, which funds for the Series 2014-A Payoff Amount represent all interest, fees and other amounts owing under the Indenture Supplement, the Master Indenture and the Note Purchase Agreement and (ii) delivery of the Notes to the Indenture Trustee for cancellation, each of the Indenture Supplement and the Note Purchase Agreement will be terminated (subject to the survival of any provisions of such agreements which by the terms thereof survive termination) (without any further action by any party and notwithstanding any event, notice, waiting period or other condition provided for in the Indenture Supplement, the Master Indenture or the Note Purchase Agreement).

(b)           Each of the Noteholders and the Administrative Agent hereby agree and acknowledge that upon payment to each Class A Noteholder of the applicable Series 2014-A Noteholder Payoff Amount, there will be no other amounts due or owing from the Issuer, SJI or SJRC in respect of the Notes or the documents delivered in connection therewith, other than any amounts due and owing from the Issuer, SJI or SJRC in connection with indemnity claims which, by the terms of the Applicable Documents, expressly survive the termination of such Applicable Documents.

(c)           Each of the Noteholders, the Issuer, SJI, SJRC, the Administrative Agent and the Indenture Trustee (with respect to the Master Indenture and the Indenture Supplement) hereby agree and acknowledge that, upon receipt by each Class A Noteholder of the applicable Series 2014-A Noteholder Payoff Amount, all of the obligations of the Issuer with respect to each Note will have been fully paid and satisfied (subject to the survival of any provisions of the Indenture Supplement which by the terms thereof survive termination) and that simultaneously with the termination of the Indenture Supplement and the Note Purchase Agreement, each Note will be deemed terminated and shall be surrendered to the Indenture Trustee for cancellation.

SECTION 3.          Distribution and Release of Assets.

(a)           Upon payment of the Series 2014-A Noteholder Payoff Amount, SJRC, as the transferor, hereby designates SJI as the party to receive from the Issuer all of the assets (including cash) to be transferred by the Issuer pursuant to this Section 3.

(b)           Upon payment of the Series 2014-A Noteholder Payoff Amount, the Issuer shall, on the date thereof, transfer, assign, set over and otherwise convey to SJI (as the party designated by SJRC pursuant to Section 3(a) above) all of its right, title and interest in, to and under the Collateral (including but not limited to, the Receivables and all Eligible Investments and all money, investment property, instruments and other property on deposit in, credited to or related to the Collection Account, the Series Accounts and the Special Funding Account) and any other assets of the Issuer.

(c)           For the avoidance of doubt, all of the property or assets delivered or otherwise transferred as described in this Section 3 shall be released from the liens of the Master Indenture, the Indenture Supplement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement upon payment of the Series 2014-A Noteholder Payoff Amount.

(d)           For the avoidance of doubt, Upon payment of the Series 2014-A Noteholder Payoff Amount, all Accounts related to the Receivables transferred to SJI pursuant to this Section 3 shall be deemed to be Removed Accounts without any further action by SJI or SJRC and without satisfying any of the requirements of Section 2.10 of the Transfer and Servicing Agreement.

SECTION 4.          General Representations. Each of parties hereto represents and warrants as follows in connection with this Termination Agreement, as of the date of this Termination Agreement:

(a)           Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)           Powers. It has the power to execute, deliver and perform this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c)           No Violation or Conflict. The execution, delivery and performance of this Termination Agreement by it does not (x) violate, breach, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets, any agreement by it relating to the Indenture Supplement, the Master Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Administration Agreement or the Trust Agreement or any other contractual restriction or other instrument or arrangement binding on or affecting it or any of its assets or (y) require it to obtain the consent of any governmental authority or third party which has not been obtained.

(d)           Enforceability. This Termination Agreement is the legal, valid and binding obligation and agreement of it, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium, liquidation or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 5.          Miscellaneous.

(a)           Indenture and Termination Agreement. Notwithstanding the foregoing, in the event of any conflict between this Termination Agreement, on the one hand, and the Applicable Documents, on the other hand, this Termination Agreement shall control. Each of the parties hereto further agrees and acknowledges that notwithstanding any consent requirement, condition or other provision to the contrary in any of the Applicable Documents (including, for the avoidance of doubt, Sections 8.09 and 8.10 of the Master Indenture), the express terms hereof control and supersede any term in any of the Applicable Documents that is inconsistent with any of the terms hereof. Each of the parties hereby agrees and acknowledges that any breach or violation of or failure to comply with (or potential breach or violation of or failure to comply with) any of the terms, provisions, requirements or conditions of any Applicable Document, resulting from compliance by the parties hereto with the express terms of this Termination Agreement, any provision hereof or any of the agreements, actions or transactions contemplated hereby (including any breach, violation or failure in connection with any requirement for the consent of, or the furnishing of any document, certificate, opinion or notice by or to, any party hereto or obtaining or receiving a notice, confirmation or other action or communication from any nationally recognized statistical ratings organization), are each hereby irrevocably waived by each of the parties hereto.

(b)           Severability. In case any provision in this Termination Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)           Headings. The Section headings of this Termination Agreement have been inserted for convenience of reference only, are not to be considered part of this Termination Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

(d)           Benefits of Termination Agreement, etc. Except as expressly set forth herein, nothing in this Termination Agreement shall give to any Person, other than the parties hereto and their successors hereunder, any benefit of any legal or equitable right, remedy or claim under the Master Indenture, this Termination Agreement or the Notes.

(e)           Successors. All agreements of the parties in this Termination Agreement shall bind their respective successors.

(f)           Governing Law. This Termination Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(g)           Consent to Jurisdiction. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the United Stated Federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

(h)           Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT.

(i)           Counterpart Originals. The parties may sign any number of copies of this Termination Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

(j)            Further Assurances. Each of the parties hereto agrees to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Termination Agreement and to consummate and make effective this Termination Agreement and the matters contemplated herein as reasonably requested by the parties hereto.

(k)           Covenants. Each party hereto agrees, from and after the date hereof, it shall not sue or institute any legal action or proceeding seeking to repudiate, disclaim or contest the validity, effectiveness or enforceability of this Termination Agreement or any of the terms hereof (including the terminations, discharges, releases and cancellations provided for herein), it being understood that nothing contained herein shall prohibit any party from suing or instituting any legal action or proceeding to enforce this Termination Agreement or any of the terms hereof.

(l)            Amendments. This Termination Agreement shall not be modified, altered, amended or changed in any way except as specifically set forth in a written agreement specifically referring to this Termination Agreement and executed by each of the parties hereto. No right or remedy of any party under this Termination Agreement can be waived except by a writing specifically referring to this Termination Agreement and executed by the party hereto specifically waiving that right or remedy. No course of dealing or performance, failure or delay by any party hereto in exercising, in whole or in part, any right or remedy under this Termination Agreement shall waive or impair such or any other right or remedy under this Termination Agreement, or in any manner preclude its additional or future exercise.

(m)          Entire Agreement. This Termination Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

(n)           Indenture Trustee Direction. The Noteholders hereby direct the Indenture Trustee to execute this Termination Agreement.

(o)           Limitation of Liability. It is expressly understood and agreed by the parties hereto that insofar as this Termination Agreement is executed by the Owner Trustee (i) this Termination Agreement is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as the trustee of the Issuer, in the exercise of the powers and authority conferred upon and vested in it, and as directed in the Trust Agreement, (ii) each of the undertakings and agreements herein made on the part of the Owner Trustee is made and intended not as a personal representation, undertaking or agreement of or by Wilmington Trust Company but is made and intended for purposes of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the part of Wilmington Trust Company, individually or personally, to perform any covenant either express or implied in this Termination Agreement, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Termination Agreement and (v) under no circumstances shall Wilmington Trust Company in its individual capacity or in its capacity as trustee of the Issuer be personally liable for the payment of any indebtedness, amounts or expenses owed by the Issuer under the Applicable Documents, as modified or supplemented by this termination Agreement (such indebtedness, expenses and other amounts being payable solely from and to the extent of funds of the Issuer) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Termination Agreement or any other related documents.

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IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be duly executed as of the date first written above.
STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Shaheen Mohajer
Name:	Shaheen Mohajer
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Rosemary Cabrera
Name:	Rosemary Cabrera
Title:	Associate

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

STERLING JEWELERS INC.

By:	/s/ Michele L. Santana
Name:	Michele L. Santana
Title:	Chief Financial Officer

STERLING JEWELERS RECEIVABLES CORP., as Transferor and Class B Noteholder

By:	/s/ Michele L. Santana
Name:	Michele L. Santana
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Abide Kakou
Name:	Abide Kakou
Title:	Vice President

CHARIOT FUNDING LLC, as
Class A Noteholder

By:	/s/ Abide Kakou
Name:	Abide Kakou
Title:	Vice President

JUPITER SECURITIZATION FUNDING LLC, as
Class A Noteholder

By:	/s/ Abide Kakou
Name:	Abide Kakou
Title:	Vice President

Schedule I

Series 2014-A Noteholder Payoff Amounts

Chariot Funding LLC, as a Class A Noteholder
Series 2014-A Noteholder Payoff Amount: $300,411,960.25

Jupiter Securitization Funding LLC, as a Class A Noteholder
Series 2014-A Noteholder Payoff Amount: $300,411,960.25